Exhibit (n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-150618 on Form N-2 of Hatteras Multi-Strategy Fund, L.P. of our report dated May 27, 2011, relating to the financial statements and financial highlights of Hatteras Multi-Strategy Institutional Fund, L.P., Hatteras Multi-Strategy TEI Institutional Fund, L.P., Hatteras Multi-Strategy TEI Fund, L.P., and Hatteras Multi-Strategy Fund, L.P. (collectively the “Funds”), appearing in the Statement of Additional Information, which is part of the Registration Statement. We also consent to the incorporation by reference in the Post-Effective Amendment of such report appearing in the Annual Report on Form N-CSR of the Funds for the year ended March 31, 2011. We also consent to the use in the Post-Effective Amendment of our report dated May 27, 2011, relating to the financial statements and financial highlights of Hatteras Master Fund, L.P. appearing in the Statement of Additional Information, and to the incorporation by reference in the Post-Effective Amendments of such report appearing in the Annual Report on Form N-CSR of Hatteras Master Fund, L.P. for the year ended March 31, 2011. We also consent to the references to us under the headings “Financial Highlights” in the Prospectus, and “Committees” and “Independent Registered Public Accounting Firm and Legal Counsel” in the Statement of Additional Information, which is part of the Registration Statement.
DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
June 29, 2011